Bank of America 2Q21 Financial Results July 14, 2021

2Q21 Highlights • Diluted earnings per share of $1.03, net income of $9.2B included the following significant items: – $1.6B provision for credit losses benefit – $2.0B positive tax adjustment related to revaluation of UK deferred tax assets • Noninterest expense of $15.0B declined $0.5B, or 3%, from 1Q21, including: – $0.5B charitable contribution to Bank of America Foundation – $0.3B associated with processing transactional card claims related to state unemployment benefits • Revenue of $21.5B decreased 6% vs. 1Q21 – Net interest income was flat, as long-end rates declined – Noninterest income declined, driven by lower sales and trading revenue, partially offset by higher Consumer and Wealth Management revenues • Balance sheet is strong with CET1 ratio of 11.5%; average global liquidity sources increased to $1.1T – $25B ongoing share repurchase program initiated in April 2021 – Repurchased $4.2B in 2Q21, including repurchases to offset shares awarded under equity-based compensation plans; paid $1.5B in common dividends – Announced expectation for 17% increase in quarterly dividend to begin in 3Q21 • Vaccination progress aided faster reopening of U.S. economy – Year-to-date, Bank of America consumers spent at a 22% higher rate than 1H19 – Deposits grew $190B vs. 2Q20; up $24B from 1Q21 – Consumer and Commercial Loans in aggregate grew $16B from 1Q21 • Asset quality continued to improve from 1Q21 – Lower net charge-offs – Lower consumer delinquencies – Lower nonperforming loans – Lower reservable criticized commercial loans 2

10% 5% 9% 20% 25% 31% 2Q21 1H21 up 22% vs. 1H19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 (30%) (20%) (10%) 0% 10% 20% 30% 40% Payment Spend Year-over-Year % Change U.S. Economic Recovery Continues 1 Estimates from BofA Global Research. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 3 Total payments include total credit card, debit card, ACH, wires, bill pay, person-to-person, cash and checks. 6.1% 2.8% 4.5% 6.0% 7.0% 7.0% Apr- 20 Jul- 20 Oct- 20 Jan- 21 Apr- 21 Jul- 21 Credit and Debit Spend by Category2GDP Trends (5.0%) (31.4%) 33.4% 4.3% 6.4% 10.0% 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21F 3 2021 U.S. Real GDP Forecast1U.S. Real GDP Spending ($) vs 2020 vs. 2019 +28% +34% +33% +20% +28% +16% +223% (13%) +34% +15% +75% +8% +57% +57% 1 22% Credit Spend YTD2 Debit Spend YTD Total Payments YTD3 Total Payments Monthly3 Retail Services Food Travel & Entertainment Gas Other

Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 $0 $500 $1,000 $1,500 $2,000 $2,500 • Credit card delinquencies remain below pre- pandemic levels as deferrals expired and balances declined • As of the end of 2Q21, most early-stage delinquency categories are at or near historical lows • 2Q21 30+ and 90+ days past due ratios of 1.29% and 0.71% remain well below the pre-pandemic 4Q19 level of 2.09% and 1.07%, respectively Credit Card Days Past Due Trend Credit Card 30+ Days Past Due ($MM) 5-29 Days ($MM) Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 $0 $500 $1,000 $1,500 $2,000 $2,500 30-59 Days ($MM) 60-89 Days ($MM) Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 $0 $100 $200 $300 $400 $500 $600 $700 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 $0 $100 $200 $300 $400 $500 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 $0 $200 $400 $600 $800 $1,000 $1,200 90+ Days ($MM) 4

Daily Loans and Leases Balance Trends 1 Excludes balances related to the Paycheck Protection Program (PPP) of $15.7B, $21.1B, $22.7B, $24.7B, and $24.4B recorded in Commercial for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively. Ending Commercial loans and leases were $500.8B, $490.9B, $499.1B, $515.4B, and $547.4B for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively. 2 Only includes Residential Mortgages recorded in Consumer and GWIM. Total Loans and Leases by Product ex. PPP ($B)1 Credit Card ($B) Residential Mortgage ($B)2 Total Loans and Leases ex. PPP ($B)1 5 Commercial Consumer

$999 $955 $928 $903 $919 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 $1,250 Total Loans and Leases ($B) $974 $932 $907 $883 $901 325 312 300 283 283 184 187 189 190 198 390 357 340 326 323 74 75 78 84 96 Consumer Banking GWIM Global Banking Global Markets 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 $1,250 $25 $23 $21 $20 $18 21 19 17 16 15 5 4 4 4 4 Residential mortgage Home equity 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $10 $20 $30 0% +4% (1%) +14% Ending Loans and Leases1 QoQ +2% QoQ +2% QoQ (8%) Note: Amounts may not total due to rounding. 1 Includes balances related to PPP of $15.7B recorded in Consumer $9.9B, GWIM $0.6B and Global Banking $5.1B for 2Q21, balances of $21.1B recorded in Consumer $11.9B, GWIM $0.8B and Global Banking $8.4B for 1Q21, balances of $22.7B recorded in Consumer $13.4B, GWIM $0.7B and Global Banking $8.6B for 4Q20, balances of $24.7B recorded in Consumer $14.6B, GWIM $0.8B and Global Banking $9.4B for 3Q20, and balances of $24.4B recorded in Consumer $14.3B, GWIM $0.8B and Global Banking $9.4B for 2Q20. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) $452 $440 $429 $412 $418 $547 $515 $499 $491 $501 Consumer loans Commercial loans 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 6 PPP loans $24.4 $24.7 $22.7 $21.1 $15.7

2Q21 Financial Results

Summary Income Statement ($B, except per share data)	2Q21	1Q21	Inc / (Dec)		2Q20	Inc / (Dec)	
Total Revenue, net of interest expense	**$21.5**	$22.8	($1.4)	(6) %	$22.3	($0.9)	(4) %
Provision (benefit) for credit losses	**(1.6)**	(1.9)	0.2	(13)	5.1	(6.7)	(132)
Net charge-offs	**0.6**	*0.8*	*(0.2)*	*(28)*	*1.1*	*(0.6)*	*(48)*
Reserve build (release)[1]	**(2.2)**	*(2.7)*	*0.5*	*(17)*	*4.0*	*(6.2)*	*N/M*
Noninterest Expense	**15.0**	15.5	(0.5)	(3)	13.4	1.6	12
Pretax Income	**8.0**	9.2	(1.1)	(12)	3.8	4.2	112
Pretax, pre-provision income[2]	**6.4**	*7.3*	*(0.9)*	*(12)*	*8.9*	*(2.5)*	*(28)*
Income tax expense	**(1.2)**	1.1	(2.3)	N/M	0.3	(1.4)	N/M
Net income	**$9.2**	$8.1	$1.2	15	$3.5	$5.7	N/M
Diluted earnings per share	**$1.03**	$0.86	$0.17	20	$0.37	$0.66	N/M
Average diluted common shares (in millions)	**8,735**	8,756	(20)	—	8,768	(33)	—

Return Metrics and Efficiency Ratio	2Q21	1Q21	2Q20
Return on average assets	**1.23 %**	1.13 %	0.53 %
Return on average common shareholders' equity	**14.3**	12.3	5.4
Return on average tangible common shareholders' equity[2]	**19.9**	17.1	7.6
Efficiency ratio	**70**	68	60

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note A on slide 28.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 28. For important presentation information about these measures, see slide 31.

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Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

Balance Sheet Metrics	2Q21	1Q21	2Q20
Assets ($B)			
Total assets	**$3,030**	$2,970	$2,742
Total loans and leases	**919**	903	999
Total loans and leases in business segments[1]	**901**	883	974
Total debt securities	**940**	857	472
Funding & Liquidity ($B)			
Total deposits	**$1,909**	$1,885	$1,719
Long-term debt	**275**	251	262
Global Liquidity Sources (average)[2]	**1,063**	1,003	796
Equity ($B)			
Common shareholders' equity	**$254**	$250	$242
Common equity ratio	**8.4 %**	8.4 %	8.8 %
Tangible common shareholders' equity[3]	**$181**	$179	$173
Tangible common equity ratio[3]	**6.2 %**	6.2 %	6.5 %
Per Share Data			
Book value per common share	**$29.89**	$29.07	$27.96
Tangible book value per common share[3]	**$21.61**	$20.90	$19.90
Common shares outstanding (in billions)	**8.49**	8.59	8.66

Basel 3 Capital ($B)[4]	2Q21	1Q21	2Q20
Common equity tier 1 capital (CET1)	**$179**	$178	$171
Standardized approach			
Risk-weighted assets	**$1,553**	$1,508	$1,475
CET1 ratio	**11.5 %**	11.8 %	11.6 %
Advanced approaches			
Risk-weighted assets	**$1,380**	$1,365	$1,504
CET1 ratio	**13.0 %**	13.0 %	11.4 %
Supplementary leverage (SLR)			
SLR as reported[5]	**5.9 %**	7.0 %	7.1 %
SLR (without temporary exclusions)		6.1	6.3

- CET1 ratio increased 14 bps vs. 2Q20[4]
  - 2Q21 CET1 ratio (Standardized) of 11.5%
  - 2Q21 CET1 ratio (Advanced) of 13.0%
  - CET1 capital of $179B rose $1.0B from 1Q21
  - Standardized RWA of $1,553B increased $45B from 1Q21
- Book value per share improved 7% from 2Q20, to $29.89
- $1.1T in average Global Liquidity Sources,[2] up $267B, or 34%, from 2Q20

[1] Excludes loans and leases in All Other.
[2] See note C on slide 28 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 31.
[4] Regulatory capital ratios at June 30, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for June 30, 2021 and March 31, 2021 and the Advanced approaches for June 30, 2020.
[5] Supplementary leverage exposure at March 31, 2021 and June 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

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$1,001 $950 $913 $887 $889 322 319 305 291 282 182 186 187 188 194 424 373 346 330 325 74 72 74 77 88 Consumer Banking GWIM Global Banking Global Markets 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 $1,250 $30 $24 $22 $21 $19 25 20 18 17 15 5 4 4 4 4 Residential mortgage Home equity 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $10 $20 $30 $40 $1,031 $974 $935 $908 $908 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 $1,250 (12%) +6% (23%) +18% Average Loans and Leases1 YoY (12%) YoY (11%) YoY (36%) Note: Amounts may not total due to rounding. 1 Includes balances related to PPP of $19.8B recorded in Consumer $11.4B, GWIM $0.7B and Global Banking $7.7B for 2Q21, balances of $23.1B recorded in Consumer $13.9B, GWIM $0.7B and Global Banking $8.5B for 1Q21, balances of $24.5B recorded in Consumer $14.5B, GWIM $0.8B and Global Banking $9.2B for 4Q20, balances of $24.7B recorded in Consumer $14.5B, GWIM $0.8B and Global Banking $9.4B for 3Q20, and balances of $16.0B recorded in Consumer $9.2B, GWIM $0.5B and Global Banking $6.2B for 2Q20. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $456 $446 $432 $418 $413 $575 $528 $502 $489 $494 Consumer loans Commercial loans 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 9 PPP loans $16.0 $24.7 $24.5 $23.1 $19.8

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposits Bank of America Ranked #1 in U.S. Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Based on June 30, 2020 FDIC deposit data. $287 $292 $306 $326 $333 270 273 285 304 309 17 19 20 23 24 Interest-bearing Noninterest-bearing 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 $1,658 $1,695 $1,737 $1,806 $1,889 1,116 1,083 1,091 1,130 1,160 542 612 646 675 729 Interest-bearing Noninterest-bearing 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $500 $1,000 $1,500 $2,000 $494 $471 $478 $487 $507 242 190 170 165 163 252 281 309 322 344 Interest-bearing Noninterest-bearing 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $200 $400 $600 +14% +44% +4% +34% YoY +14% YoY +16% YoY +21% (33%) +37% +18% +23% YoY +3% 10 $811 $861 $885 $924 $979 362 378 389 405 425 199 207 213 224 231 250 276 283 295 323 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $200 $400 $600 $800 $1,000 $1,200

Net Interest Income (FTE, $B)1 • Net interest income of $10.2B ($10.3B FTE1) – Increased $36MM from 1Q21, driven by higher investment securities balances due to the deployment of excess cash and one additional accrual day, partially offset by lower PPP fees, the absence of 1Q legacy litigation settlement proceeds, and higher premium amortization • Net interest yield of 1.61% decreased 7 bps from 1Q211 – Excluding Global Markets, net interest yield of 1.83% • Interest rate sensitivity as of June 30, 20212 – +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $8.0B over the next 12 months Net Interest Income Net Interest Yield (FTE)1 Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.0B, $1.1B, $1.1B and $1.3B and average earning assets of $531.0B, $495.3B, $472.4B, $476.2B and $478.6B for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 31. 2 NII asset sensitivity represents banking book positions. 1.87% 1.72% 1.71% 1.68% 1.61% 2.06% 1.92% 1.90% 1.90% 1.83% Reported net interest yield Net interest yield excl. GM 2Q20 3Q20 4Q20 1Q21 2Q21 1.00% 1.50% 2.00% 2.50% $11.0 $10.2 $10.4 $10.3 $10.3 $10.8 $10.1 $10.3 $10.2 $10.2 Net interest income (GAAP) FTE Adjustment 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $5.0 $10.0 $15.0 11

60% 59% 57% 58% 57% 57% 57% 59% 59% 60% 71% 69% 68% 70% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 50% 60% 70% 80% $13.8 $13.2 $13.0 $13.1 $13.2 $13.3 $15.2 $13.2 $13.5 $13.4 $14.4 $13.9 $15.5 $15.0 8.5 7.9 7.7 7.7 8.2 8.0 7.8 8.0 8.3 8.0 8.2 8.2 9.7 8.7 5.4 5.3 5.3 5.3 5.0 5.3 5.3 5.3 5.1 5.4 6.2 5.7 5.8 6.4 2.1 Compensation and benefits Other JV impairment charge 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $10.0 $20.0 • Noninterest expense of $15.0B declined $0.5B from 1Q21, driven by the absence of seasonally elevated payroll taxes, ~$300MM for the acceleration of expenses due to incentive compensation award changes, and a $240MM impairment charge for real estate rationalization, which were incurred in 1Q21, as well as lower incentive compensation and severance costs during 2Q21, partially offset by a $500MM contribution to the Bank of America Foundation, and ~$300MM associated with processing transactional card claims related to unemployment benefits • 2Q21 expenses increased $1.6B from 2Q20, and reflect higher compensation and benefits, a $500MM contribution to the Bank of America Foundation, and ~$300MM associated with processing transactional card claims related to unemployment benefits Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 1 Note: Amounts may not total due to rounding. 1 3Q19 efficiency ratio is adjusted to exclude the 3Q19 impairment charge of $2.1B related to the termination of the merchant services joint venture, which represents a non-GAAP financial measure. Reported 3Q19 efficiency ratio was 67%. See note D on slide 28 for reconciliations. 12

• Total net charge-offs of $595MM1 decreased $228MM from 1Q21 – Consumer net charge-offs of $513MM decreased $180MM, driven by Card, as charge-off volume from expired deferrals decreased – Commercial net charge-offs of $82MM decreased $48MM • Net charge-off ratio of 27 bps decreased 10 bps from 1Q21 • Provision benefit of $1.6B included a $2.2B net reserve release, reflecting an improved macroeconomic outlook – Consumer reserve release of $1.2B, primarily driven by Card – Commercial reserve release of $1.0B • Allowance for loan and lease losses of $14.1B represented 1.55% of total loans and leases1 – Total allowance of $15.8B includes $1.7B for unfunded commitments • Nonperforming loans (NPLs) decreased $0.3B from 1Q21, driven by Commercial – 51% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $28.9B decreased $5.4B from 1Q21, driven by broad- based declines across industries Asset Quality 1 Excludes loans measured at fair value. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $5,117 $1,389 $53 ($1,860) ($1,621) 2Q20 3Q20 4Q20 1Q21 2Q21 ($3,000) $0 $3,000 $6,000 $1,146 $972 $881 $823 $595 0.45% 0.40% 0.38% 0.37% 0.27% Net charge-offs Net charge-off ratio 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 $1,250 0.00% 0.25% 0.50% 0.75% 1.00% 13

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. $412 $408 $399 $130 $82 0.29% 0.31% 0.32% 0.11% 0.07% C&I Small business and other Commercial NCO ratio 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 $500 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $734 $564 $482 $693 $513 0.65% 0.50% 0.44% 0.67% 0.50% Credit card Other Consumer NCO ratio 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $250 $500 $750 $1,000 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 2Q21 1Q21 2Q20 Provision ($914) ($1,104) $2,503 Reservable criticized utilized exposure 28,878 34,283 25,950 Nonperforming loans and leases 1,863 2,071 2,202 % of loans and leases1 0.38% 0.43% 0.41 % Allowance for loans and leases $6,663 $7,533 $8,434 % of loans and leases1 1.35% 1.55% 1.57 % Consumer Metrics ($MM) 2Q21 1Q21 2Q20 Provision ($707) ($756) $2,614 Nonperforming loans and leases 3,044 3,091 2,191 % of loans and leases1 0.73% 0.75% 0.49 % Consumer 30+ days performing past due $3,233 $3,863 $3,927 Fully-insured2 997 1,030 1,153 Non fully-insured 2,236 2,833 2,774 Consumer 90+ days performing past due 1,235 1,508 1,663 Allowance for loans and leases 7,432 8,635 10,955 % of loans and leases1 1.78% 2.10% 2.43% # times annualized NCOs 3.61 x 3.07 x 3.71 x 14

Consumer Banking

Summary Income Statement ($MM)	2Q21	Inc / (Dec) 1Q21	2Q20
Total revenue, net of interest expense	**$8,186**	$117	$334
Provision (benefit) for credit losses	**(697)**	(80)	(3,721)
Net charge-offs	**625**	*(185)*	*(218)*
Reserve build (release)	**(1,322)**	*105*	*(3,503)*
Noninterest expense	**4,859**	(272)	124
Pretax income	**4,024**	469	3,931
Pretax, pre-provision income[1]	**3,327**	*389*	*210*
Income tax expense	**986**	115	963
Net income	**$3,038**	$354	$2,968

Key Indicators ($B)	2Q21	1Q21	2Q20
Average deposits	**$979.1**	$924.1	$810.7
Rate paid on deposits	**0.02 %**	0.03 %	0.07 %
Cost of deposits[2]	**1.18**	1.42	1.43
Average loans and leases	**$281.8**	$290.9	$321.6
Net charge-off ratio	**0.89 %**	1.13 %	1.05 %
Consumer investment assets[3]	**$345.8**	$324.5	$246.1
Active mobile banking users (MM)	**31.8**	31.5	30.3
% Consumer sales through digital channels	**44 %**	49 %	47 %
Number of financial centers	**4,296**	4,324	4,298
Combined credit /debit purchase volumes[4]	**$200.3**	$172.5	$143.3
Total consumer credit card risk-adjusted margin[4]	**9.76 %**	9.29 %	8.49 %
Return on average allocated capital	**32**	28	1
Allocated capital	**$38.5**	$38.5	$38.5
Efficiency ratio	**59 %**	64 %	60 %

- Net income of $3.0B increased significantly from 2Q20, as a result of improved revenue and lower credit costs
- Revenue of $8.2B increased 4% from 2Q20, driven by increased card income and higher deposit balances
- Provision expense improved $3.7B, driven by a reserve release, reflecting an improved macroeconomic outlook
- Noninterest expense of $4.9B increased 3% from 2Q20, but decreased 5% from 1Q21
- Average deposits of $979B grew $168B, or 21%, from 2Q20
  - 56% of deposits in checking accounts; 93% primary accounts[5]
  - Average cost of deposits[2] of 1.18%
- Average loans and leases of $282B decreased $40B, or 12%, from 2Q20
  - Ending loans and leases, excluding PPP, grew $2B vs. 1Q21[6]
- Combined credit / debit card spend[4] increased 40% from 2Q20
  - Credit up 46%; debit up 36%
- Consumer investment assets[3] of $346B grew $100B, or 40%, from 2Q20, driven by market performance and inflows from new and existing clients
  - $21B of client flows since 2Q20
  - 3.2MM client accounts, up 9% YoY
- 7.5MM Consumer clients enrolled in Preferred Rewards, up ~1MM, or 14%, from 2Q20
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets include client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] Represents a non-GAAP financial measure. Ending loans and leases were $282.9B, and $282.9B, and PPP balances were $9.9B, and $11.9B for 2Q21 and 1Q21. For important presentation information, see slide 31.

15

Total Expense ($B) and Efficiency Business Leadership1 • #1 in customer satisfaction for U.S. Online(A) Banking among National Banks by J.D. Power(B) • #1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power(B) • #1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power(C) • #1 Consumer Deposit Market Share(D) • #1 Online Banking and Mobile Banking Functionality(E) • #1 in Prime Auto Credit Distribution of New Originations Among Peers(F) • Best Mortgage Lender for First Time Home Buyers(G) • Merrill Edge Self-Directed - #1 for Overall Client Experience, ESG Investing, Client Dashboard and Banking(H) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)3Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $11.4B in 2Q21, $13.9B in 1Q21, $14.5B in 4Q20, $14.5B in 3Q20, and $9.2B in 2Q20. 3 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances and AUM in Consumer Banking. $7.9 $8.0 $8.2 $8.1 $8.2 6.0 5.9 6.0 5.9 6.0 1.9 2.1 2.3 2.1 2.2 Net interest income Noninterest income 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $2.5 $5.0 $7.5 $10.0 $4.7 $4.8 $4.8 $5.1 $4.9 60% 60% 58% 64% 59% Noninterest expense Efficiency ratio 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% 80% $811 $861 $885 $924 $979 446 480 492 515 550 364 381 393 409 429 Checking Other 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $200 $400 $600 $800 $1,000 $1,200 $322 $319 $305 $291 $282 127 128 121 114 110 84 79 76 72 71 50 48 47 47 47 31 30 28 26 25 29 34 33 32 30 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $50 $100 $150 $200 $250 $300 $350 $246 $267 $306 $324 $346 Consumer Investment Assets 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 16

Record 40.5MM Digital Users, up 1.2MM Year-over-Year Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users. 2 Household adoption represents households with consumer bank login activities in a 90-day period. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. Digital SalesDigital Banking Users and Households1,2 Digital Channel Usage3,4 Total Erica Users and Interactions (MM) Deposit Transactions by ChannelPerson-to-Person Payments (Zelle)5 1,822 1,961 2,346 2,567 460 583 665 871 Digital Channel Usage (MM) Digital Appointments (000s) 2Q18 2Q19 2Q20 2Q21 500 1,000 1,500 2,000 2,500 3,000 200 400 600 800 1,000 941 912 1,089 1,368 29% 29% 47% 44% Digital Unit Sales ('000s) Digital as a % of Total Sales 2Q18 2Q19 2Q20 2Q21 250 500 750 1,000 1,250 1,500 20% 30% 40% 50% 60% 70% 1.7 7.6 14.4 21.2 3.5 16.4 37.2 94.2 Erica Users Erica Interactions 2Q18 2Q19 2Q20 2Q21 0.0 5.0 10.0 15.0 20.0 25.0 0.0 25.0 50.0 75.0 100.0 125.0 150.0 35 69 117 189 $10 $18 $32 $57 Transacations (MM) Volume ($B) 2Q18 2Q19 2Q20 2Q21 0 50 100 150 200 $0 $20 $40 $60 $80 76% 78% 85% 85% 24% 22% 15% 15% Digital / ATM Financial Center 2Q18 2Q19 2Q20 2Q21 0% 25% 50% 75% 100% 35.7 37.3 39.3 40.5 61% 65% 68% 70% Digital Active Users (MM) Digital Household Adoption % 2Q18 2Q19 2Q20 2Q21 20.0 25.0 30.0 35.0 40.0 45.0 50% 60% 70% 80% 90% 100% 5.5 8.0 11.3 14.3 users (MM) 17

Global Wealth & Investment Management

Summary Income Statement ($MM)	2Q21	Inc / (Dec) 1Q21	2Q20
Total revenue, net of interest expense	**$5,065**	$94	$640
Provision (benefit) for credit losses	**(62)**	3	(198)
Net charge-offs	**—**	*(13)*	*(9)*
Reserve build (release)	**(62)**	*16*	*(189)*
Noninterest expense	**3,814**	(54)	350
Pretax income	**1,313**	145	488
Pretax, pre-provision income[1]	***1,251***	*148*	*290*
Income tax expense	**322**	36	120
Net income	**$991**	$109	$368

Key Indicators ($B)	2Q21	1Q21	2Q20
Average deposits	**$333.5**	$326.4	$287.1
Rate paid on deposits	**0.03 %**	0.03 %	0.06 %
Average loans and leases	**$194.0**	$188.5	$182.2
Net charge-off ratio	**0.00 %**	0.03 %	0.02 %
AUM flows	**$11.7**	$18.2	$3.6
Pretax margin	**26 %**	23 %	19 %
Return on average allocated capital	**24**	22	17
Allocated capital	**$16.5**	$16.5	$15.0

- Net income of $1.0B increased 59% from 2Q20
  - Pretax margin of 26% in 2Q21
- Record revenue of $5.1B increased 14% compared to 2Q20, driven by record asset management fees
- Noninterest expense of $3.8B increased 10% vs. 2Q20, mainly driven by higher revenue-related incentives
- Record client balances of $3.7T increased 25% from 2Q20, driven by higher market valuations and positive client flows
  - Strong AUM flows of $12B in 2Q21
  - Record quarterly loan balance growth of $8.3B
- Average deposits of $333B increased $46B, or 16%, from 2Q20
- Average loans and leases of $194B increased $12B, or 6%, from 2Q20, driven by securities-based lending and custom lending
  - 45th consecutive quarter of average loan and lease balance growth
- ~6,000 net new households in Merrill Lynch and ~475 net new relationships in Private Bank in 2Q21
- 79% of Merrill Lynch households actively using online or mobile platforms; record 81% of Private Bank clients digitally active across the enterprise
  - In 2Q21, a record 51% of eligible checks were deposited through automated channels by Merrill Lynch clients and 73% by Private Bank clients, up from 45% and 69%, respectively, in 2Q20

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.

18

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • #1 in Barron’s Top 1,200 ranked Financial Advisors and Top 100 Women Advisors (2021) • #1 in Forbes’ Top Next Generation Advisors (2020) and Best-in-State Wealth Advisors (2021) • Best Private Bank for Customer Service (North America)(I) • #1 in Financial Times Top 401K Retirement Plan Advisors (2020) • #1 in personal trust assets under management(J) • Digital Wealth Impact Innovation Award for Digital Engagement(K) • Wealth Tech Award – Best Use of Technology (North America) and Best Use of Technology for client acquisition (North America)(L) • Best Private Bank for Philanthropy Services (globally)(I) • Wealth Manager award for emerging technology(M) Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $0.7B in 2Q21, $0.7B in 1Q21, $0.8B in 4Q20, $0.8B in 3Q20, and $0.5B in 2Q20. 3 End of period. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $47B, $49B, $52B, $50B and $53B for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $4.4 $4.5 $4.7 $5.0 $5.1 1.4 1.2 1.3 1.3 1.4 2.5 2.7 2.8 3.0 3.1 0.6 0.6 0.6 0.7 0.6 Net interest income Asset management fees Brokerage / Other 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $2.0 $4.0 $6.0 1,220 1,286 1,408 1,467 1,549 1,282 1,345 1,480 1,535 1,619 292 296 322 333 331 187 190 191 193 201 2,928 3,067 3,350 3,480 3,653 AUM Brokerage / Other Deposits Loans and leases 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $1,000 $2,000 $3,000 $4,000 $182 $186 $187 $188 $194 92 93 92 91 92 39 41 43 45 47 49 49 50 50 52 Consumer real estate Securities-based lending Custom lending Credit card / Other 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $50 $100 $150 $200 $287 $292 $306 $326 $333 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $50 $100 $150 $200 $250 $300 $350 19

Advisor-Led Client Interactions Powered by Digital

	Merrill Lynch	Private Bank
Digital Adoption	• 79% of households using digital across the enterprise, up from 77% in 2Q20 • Record 73% of households enrolled in eDelivery, up from 67% in 2Q20	• Record 81% of clients digitally active across the enterprise, up from 78% in 2Q20 • 2.8MM total logins across enterprise online and mobile platforms in 2Q21, up 6% YoY
Platform Modernization	• National launch of fully digital Client Onboarding Experience (COBE) • Erica-based AI capabilities integrated into new financial advisor workstation (97% adoption rate) • Expanded proactive client insights leveraging enterprise activity (3.2MM insights YTD)	• New enhanced PB online experience deployed to all clients; delivers intuitive account views, improved navigation, simple access to holdings and activity • New My Financial Picture enables clients to link external accounts in PB online and mobile; provides advisory team visibility for holistic management • Cash transfers across PB and BofA accounts now available in BofA online and mobile applications
Advisor Client Engagement / Collaboration	• ~1.5MM client advisor secure messages, up 23% YoY • 116K Webex meetings hosted by advisors in 2Q21, up 18% YoY • 279K forms signed digitally in 2Q; 349K secure texts exchanged, up 6% YoY	• 63K client advisor secure messages YTD vs. 55K for all of 2020 • Erica interactions up 115%; record Zelle transactions, up 61% YoY • Launched Digital Champions Program nationally to drive awareness and engagement with digital capabilities internally and among clients

20

Global Banking

Summary Income Statement ($MM)	2Q21	Inc / (Dec) 1Q21	2Q20
Total revenue, net of interest expense[1]	**$5,089**	$456	($2)
Provision (benefit) for credit losses	**(831)**	295	(2,704)
Net charge-offs	**3**	*(33)*	*(327)*
Reserve build (release)	**(834)**	*328*	*(2,377)*
Noninterest expense	**2,599**	(182)	377
Pretax income	**3,321**	343	2,325
Pretax, pre-provision income[2]	**2,490**	*638*	*(379)*
Income tax expense	**897**	93	628
Net income	**$2,424**	$250	$1,697

Selected Revenue Items ($MM)	2Q21	1Q21	2Q20
Total Corporation IB fees (excl. self-led)[1]	**$2,122**	$2,246	$2,159
Global Banking IB fees[1]	**1,173**	1,172	1,181
Business Lending revenue	**1,912**	1,607	1,863
Global Transaction Services revenue	**1,720**	1,645	1,811

Key Indicators ($B)	2Q21	1Q21	2Q20
Average deposits	**$506.6**	$487.0	$493.9
Average loans and leases	**325.1**	330.1	423.6
Net charge-off ratio	**0.00 %**	0.05 %	0.32 %
Return on average allocated capital	**23**	21	7
Allocated capital	**$42.5**	$42.5	$42.5
Efficiency ratio	**51 %**	60 %	44 %

- Net income of $2.4B increased $1.7B from 2Q20, driven primarily by lower provision for credit losses
- Revenue of $5.1B was relatively flat vs. 2Q20, as higher leasing-related revenue and treasury fees were offset by lower NII
- Total Corporation investment banking fees of $2.1B (excl. self-led) decreased $37MM, or 2%, from 2Q20
  - Third best quarter for firm-wide fees post-merger, after 1Q21 and 2Q20
- Provision benefit of $0.8B reflects the current quarter reserve release, compared to a reserve build in the year-ago quarter, due to an improved macroeconomic outlook
- Noninterest expense of $2.6B increased 17% from 2Q20, reflecting higher operating costs
- Average deposits of $507B increased $13B, or 3%, from 2Q20, reflecting client liquidity and valued relationships
- Average loans and leases of $325B decreased 23% from 2Q20, driven by continued paydowns

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information about this measure, see slide 31.

21

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Average loans and leases include PPP balances of $7.7B in 2Q21, $8.5B in 1Q21, $9.2B in 4Q20, $9.4B in 3Q20 and $6.2B in 2Q20. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $97MM, $42MM, $44MM, $32MM and $45MM for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Outstanding Financial Innovator 2021 - Global(N) • North America’s Best Bank for Small to Medium- sized Enterprises(O) • Best Global Bank for Cash Management and Payments & Collections(P) • Best Mobile Cash Management Software(P) • North America and Latin America’s Best Bank for Transaction Services(O) • 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(Q) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $5.1 $4.5 $4.8 $4.6 $5.1 2.4 2.0 2.0 2.0 2.0 1.2 1.0 1.1 1.2 1.2 0.7 0.8 0.9 0.8 0.9 0.8 0.7 0.8 0.6 1.0 Net interest income IB fees Service charges All other income 2Q20 3Q20 4Q20 1Q21 2Q21 $0.0 $2.0 $4.0 $6.0 1,058 740 718 988 1,110 740 664 641 900 702 406 397 549 400 407 $2,159 $1,769 $1,864 $2,246 $2,122 Debt Equity Advisory 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $500 $1,000 $1,500 $2,000 $2,500 200 176 165 160 157 202 174 159 148 148 15 14 13 13 13 $424 $373 $346 $330 $325 Commercial Corporate Business Banking 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 $500 5 $494 $471 $478 $487 $507 Noninterest-bearing Interest bearing 2Q20 3Q20 4Q20 1Q21 2Q21 $0 $100 $200 $300 $400 $500 $600 51% 60% 65% 66% 68% 49% 40% 35% 34% 32% 22

Global Banking Digital Update 75% Digitally Active Clients across commercial, corporate, and business banking clients (CashPro® & BA360 platforms) 2% YoY1 Active Digital Clients 39% Sign-ins on the CashPro® App Rolling 12 months2 $248B Payment Approvals on the CashPro® App 54% in volume, rolling 12 months2 30% Global Digital Disbursements YTD YoY1 YTD 85%1of volume sent via Zelle® 5% Digital Wallet Enrollment for Commercial Cards YoY (North America)1 88% Checks Deposited on the CashPro® App Rolling 12 months2 ~22MM Intelligent Receivables Incoming receivables digitally matched in last 12 months1 Customer Engagement Online Mobile Connect API Volume 1 As of May 31, 2021. 2 As of June 30, 2021. Creating an innovative digital experience for our clients 23

Global Markets[1]

Summary Income Statement ($MM)	2Q21	Inc / (Dec) 1Q21	2Q20
Total revenue, net of interest expense[2]	**$4,720**	($1,478)	($630)
Net DVA	**(34)**	*(32)*	*227*
Total revenue (excl. net DVA)[2,3]	**4,754**	*(1,446)*	*(857)*
Provision (benefit) for credit losses	**22**	27	(83)
Net charge-offs	**—**	*(3)*	*—*
Reserve build (release)	**22**	*30*	*(83)*
Noninterest expense	**3,471**	44	787
Pretax income	**1,227**	(1,549)	(1,334)
Pretax, pre-provision income[4]	**1,249**	*(1,522)*	*(1,417)*
Income tax expense	**319**	(403)	(347)
Net income	**$908**	($1,146)	($987)
Net income (excl. net DVA)[3]	***$934***	***($1,122)***	***($1,159)***

Selected Revenue Items ($MM)[2]	2Q21	1Q21	2Q20
Sales and trading revenue	**$3,561**	$5,078	$4,151
Sales and trading revenue (excl. net DVA)[3]	**3,595**	*5,080*	*4,412*
FICC (excl. net DVA)[3]	**1,965**	*3,251*	*3,186*
Equities (excl. net DVA)[3]	**1,630**	*1,829*	*1,226*
Global Markets IB fees	**959**	*981*	*939*

Key Indicators ($B)	2Q21	1Q21	2Q20
Average total assets	**$797.6**	$723.3	$663.1
Average trading-related assets	**566.8**	501.8	467.0
Average 99% VaR ($MM)[5]	**77**	74	81
Average loans and leases	**87.8**	77.4	74.1
Return on average allocated capital	**10 %**	22 %	21 %
Allocated capital	**$38.0**	$38.0	$36.0
Efficiency ratio	**74 %**	55 %	50 %

- Net income of $0.9B decreased $1.0B from 2Q20
  - Excluding net DVA, net income of $0.9B decreased 55%[3]
- Revenue of $4.7B decreased 12% from 2Q20; excluding net DVA, revenue decreased 15%[3] driven by lower sales and trading
- Reported sales and trading revenue of $3.6B
  - FICC revenue of $1.9B
  - Equities revenue of $1.6B
- Excluding net DVA, sales and trading revenue of $3.6B decreased 19% from 2Q20[3]
  - FICC revenue of $2.0B decreased 38%, as the prior year benefited from a robust trading environment for macro products and strengthening markets for credit products after their pandemic related sell-off, whereas markets were more benign in 2Q21 and weak for agency mortgages[3]
  - Equities revenue of $1.6B increased 33%, driven by a stronger trading performance and increased client activity in derivatives and Asia[3]
- Noninterest expense of $3.5B increased 29% vs. 2Q20, driven by higher costs associated with processing state unemployment benefit claims and activity-related expenses in sales and trading
- Average VaR of $77MM in 2Q21[5]

[1] The explanation for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $1.9B, $3.2B and $2.9B for 2Q21, 1Q21 and 2Q20, respectively. Reported Equities sales and trading revenue was $1.6B, $1.8B and $1.2B for 2Q21, 1Q21 and 2Q20, respectively. See note E on slide 28 and slide 31 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.
[5] See note F on slide 28 for the definition of VaR.

24

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 29 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported sales and trading revenue was $8.6B, $8.8B, $6.7B and $7.6B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Reported FICC sales and trading revenue was $5.2B, $5.9B, $4.4B and $4.8B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Reported Equities sales and trading revenue was $3.5B, $2.9B, $2.3B and $2.8B for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. See note E on slide 28 and slide 31 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note F on slide 28 for definition of VaR. 2021 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • CMBS Bank of the Year(R) • Equity Derivatives House of the Year(S) • #2 Global Research Firm(T) • #2 Global Fixed Income Research Team(T) • #1 Municipal Bonds Underwriter(U) 2021 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $7.7 $6.8 $8.7 $8.7 4.9 4.5 5.9 5.2 2.8 2.3 2.9 3.5 FICC Equities 2018 YTD 2019 YTD 2020 YTD 2021 YTD $0.0 $2.5 $5.0 $7.5 $10.0 $468 $485 $485 $534 $35 $36 $65 $76 Avg. trading-related assets Avg. VaR 2018 YTD 2019 YTD 2020 YTD 2021 YTD $0 $200 $400 $600 $0 $25 $50 $75 $100 65% 35% U.S. / Canada International 50% 50% Credit / Other Macro3 25

All Other[1]

Summary Income Statement ($MM)	2Q21	Inc/(Dec) 1Q21	2Q20
Total revenue, net of interest expense	**($1,484)**	($545)	($1,220)
Provision (benefit) for credit losses	**(53)**	(6)	(32)
Net charge-offs	***(33)***	*6*	*3*
Reserve build (release)	***(20)***	*(12)*	*(35)*
Noninterest expense	**302**	(6)	(3)
Pretax income	**(1,733)**	(533)	(1,185)
Pretax, pre-provision income[2]	***(1,786)***	*(539)*	*(1,217)*
Income tax (benefit)	**(3,596)**	(2,140)	(2,830)
Net income	**$1,863**	$1,607	$1,645

- Net income of $1.9B increased $1.6B from 1Q21, driven by a $2.0B positive income tax adjustment related to the revaluation of U.K. deferred tax assets, triggered by a change in U.K. tax law[3]
- Revenue decreased QoQ, primarily due to higher Environmental, Social and Governance (ESG) investment activity and the absence of mark-to-market gains that benefited 1Q21
- Total Corporate effective tax rate (ETR) for the quarter was a benefit of 15%; excluding the U.K. tax revaluation, the ETR for the quarter would have been approximately 11%; further adjusting for ESG tax credits, the ETR would have been 25%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 28. For important presentation information, see slide 31.
[3] Absent the $2.0B income tax adjustment, the reported 2Q21 net income (loss) would have been ($176MM) and a decline of $432MM from 1Q21. For important presentation information, see slide 31.

26

Appendix

Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	2Q21			1Q21			2Q20		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 4,024	$ (697)	$ 3,327	$ 3,555	$ (617)	$ 2,938	$ 93	$ 3,024	$ 3,117
Global Wealth & Investment Management	1,313	(62)	1,251	1,168	(65)	1,103	825	136	961
Global Banking	3,321	(831)	2,490	2,978	(1,126)	1,852	996	1,873	2,869
Global Markets	1,227	22	1,249	2,776	(5)	2,771	2,561	105	2,666
All Other	(1,733)	(53)	(1,786)	(1,200)	(47)	(1,247)	(548)	(21)	(569)
Total Corporation	$ 8,042	$ (1,621)	$ 6,421	$ 9,166	$ (1,860)	$ 7,306	$ 3,799	$ 5,117	$ 8,916

[C] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[D] The non-cash impairment charge related to the notice of termination of the merchant services joint venture reduced 3Q19 net income by $1.7B, which included an increase in noninterest expense a reduction in pretax income of $2.1B and a reduction in income tax expense of $373MM. The impairment charge negatively impacted the Company's 3Q19 efficiency ratio by 909 bps.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($34MM), ($2MM) and ($261MM) for 2Q21, 1Q21 and 2Q20, respectively, and ($36MM), $39MM, ($121MM) and ($115MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Net DVA gains (losses) included in FICC revenue were ($28MM), ($9MM) and ($245MM) for 2Q21, 1Q21 and 2Q20, respectively, and ($37MM), $29MM, ($109MM) and ($106MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively. Net DVA gains (losses) included in Equities revenue were ($6MM), $7MM and ($16MM) for 2Q21, 1Q21 and 2Q20, respectively, and $1MM, $10MM, ($12MM) and ($9MM) for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively.

[F] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $32MM, $26MM and $21MM for 2Q21, 1Q21 and 2Q20, respectively, and $29MM, $24MM, $20MM and $19MM for 2021 YTD, 2020 YTD, 2019 YTD and 2018 YTD, respectively.

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Sources (A) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (B) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (C) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (D) Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data. (E) Keynova 2Q21 Online Banker Scorecard; Keynova 1Q21 Mobile Banker Scorecard; Javelin 2021 Online and Mobile Banking Scorecards. (F) Experian AutoCount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of April 2021. (G) Nerdwallet, 2021. (H) StockBrokers.com, January 2021. (I) Professional Wealth Management, a Financial Times publication, 2020. (J) Industry 1Q21 FDIC call reports. (K) AITE Group, 2021. (L) Professional Wealth Management, a Financial Times publication, 2021. (M) Celent, 2021. (N) Global Finance, 2021. (O) Euromoney, 2020. (P) Global Finance Treasury & Cash Management Awards, 2021. (Q) Greenwich, 2021. (R) GlobalCapital US Securitization Awards, 2020. (S) GlobalCapital, 2020. (T) Institutional Investor, 2020. (U) Refinitiv, 2021. 29

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.   30

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2021, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 2Q21 Financial Results on slide 7 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $110MM, $111MM, $113MM, $114MM and $128MM for 2Q21, 1Q21, 4Q20, 3Q20 and 2Q20, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2021, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 31